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                                                                  Exhibit 10.10

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                         TECHNOLOGY LICENSE AGREEMENT

            AGREEMENT, dated as of February 1, 1995, by and between ONCOR, INC., a Maryland corporation ("Oncor"), with its principal business address at 209 Perry Parkway, Gaithersburg, Maryland 20877 and ONCORPHARM, INC., a Delaware corporation ("OncorPharm"), with its principal business address at 200 Perry Parkway, Gaithersburg, Maryland 20877.

            WHEREAS, Oncor develops and markets genetic test systems and related products for use in cancer and other genetic disease management;

            WHEREAS, Oncor has and will continue to develop or license certain human genome technologies for testing, detection and analysis of cancer-predisposing genes, for the genetic assessment of risk of an individual to cancer and for testing and analysis for the purposes of cancer management;

            WHEREAS, OncorPharm is a therapeutics company which intends to develop and commercialize therapeutics for the treatment of cancer and other human diseases;

            WHEREAS, OncorPharm desires an exclusive license to Oncor's technologies for use in the field of development and commercialization of therapeutics for cancer and other human diseases, and Oncor is willing to grant such a license to OncorPharm;
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            WHEREAS, OncorPharm may, in the course of the development and commercialization of its products, discover, invent, develop or otherwise acquire or license technologies which could be of use and application in Oncor's business; and

            WHEREAS, Oncor desires an exclusive license to OncorPharm's Technologies in the field of diagnostic products, and OncorPharm is willing to grant such licenses to Oncor.

            NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Definitions.

                  (a) "Additional Oncor Technology" shall mean any and all Inventions, Know-How or Improvements which during the Term of this Agreement are either discovered, invented, developed or otherwise acquired by Oncor or licensed to Oncor with an express right to sublicense, which can or could potentially be used within the OncorPharm Field (defined below).

                  (b) "Commercial Terms" for the purposes of this Agreement shall mean the following terms for a license: (i) royalty rates and/or other payment terms and (ii) commitments to diligently develop and commercialize the licensed technology.

                  (c) "Improvements" shall mean improvement upon any Invention or Know-How licensed under this Agreement.

                  (d) "Invention(s)" shall mean any new and useful discovery or invention first conceived or first actually reduced to practice by one of the parties to this Agreement. For purposes of this Agreement the terms "first conceived" and "first


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actually reduced to practice" for any invention shall be governed by the law of the United States of America. Invention(s) shall include discoveries and inventions which are not patentable or patented.

                  (e) "Net Sales" shall mean gross revenues and fees due to a party or an approved sublicensee, from the sale of a product which is based in whole or in part on technology licensed hereunder, less any allowances actually made and taken for returns, refunds or recalls; trade discounts actually allowed in amounts and for purposes customary in the trade; an allowance for actual bad debts, not to exceed six percent (6%) of gross revenues and fees; sales, use, value-added and similar taxes and duties and similar governmental assessments; transportation, packing and shipping insurance actually paid.

                  (f) "Know-How" shall mean all discoveries, works of authorship, trade secrets, information, experience, data (including without limitation preclinical and clinical test data), formulas, algorithms, computer programs, technology, know-how, designs, methods, processes, procedures and results.

                  (g) "Oncor Field" shall mean research, development, use and commercial exploitation in the field of genetic test systems and related products.

                  (h) "OncorPharm Field" shall mean the development and commercialization of prophylactics and therapeutics for cancer and/or other human diseases, including but not limited to gene repair and gene-based drug delivery methods of treatment.

                  (i) "Oncor Product" shall mean any genetic test system or related product for cancer and/or other human diseases made commercially available by Oncor (including for research


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purposes only), including but not limited to probes, probe kits and reagents.

                  (j) "OncorPharm Product" shall mean any prophylactic or therapeutic product for cancer and/or other human diseases made commercially available by OncorPharm (including for research purposes only), including but not limited to any gene repair or gene-based drug delivery method of treatment.

                  (k) "Oncor Technology" shall mean any and all Inventions and Know-How existing at the date hereof which are either owned by Oncor or licensed to Oncor by a third party with an express right to sublicense, which can or could potentially be used within the OncorPharm Field.

                  (l) "OncorPharm Technology" shall mean any and all Inventions, Know-How and Improvements, which during the Term of this Agreement are either discovered, invented, developed or otherwise acquired by OncorPharm or licensed to OncorPharm with an express right to sublicense, which can be or could potentially be used in the Oncor Field.

                  (m) "Patents" shall mean all United States of America and foreign patent applications, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue or extension of such patent and any confirmation patent or registration patent or United States and foreign patent or inventor's certificate.

                  (n) "Proprietary Rights" shall mean any and all Patents, copyrights, trademarks, service marks, trade secret


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rights and similar rights owned by or licensed to a party to this Agreement.

                  (o) "Tangible Manifestations" shall mean and include documents, drawings, specifications, scientific notebooks, processes, formulations, protocols, devices and biological and chemical materials.

                  (p) "Technology" shall mean, collectively and individually, Inventions, Know-how and Improvements

            2. Grant.

                  (a) Subject to all of the terms and conditions of this Agreement, Oncor hereby grants to OncorPharm an exclusive, worldwide license to use the Oncor Technology within the OncorPharm Field to develop, make, have made, use, market and sell any of the OncorPharm Products. The parties hereby agree that OncorPharm's exclusive license to the Oncor Technology is subject to the following:

                        (i) Oncor's continuing right to use the Oncor Technology
            for internal, non-commercial research and development purposes within or outside the OncorPharm Field; and

                        (ii) Oncor's continuing right to use the Oncor
            Technology to develop, make, have made, use, market and sell Oncor Products.

                  (b) Subject to all of the terms and conditions of this Agreement, Oncor also hereby grants to OncorPharm an exclusive, worldwide license to use any Additional Oncor Technology within the OncorPharm Field to develop, make, have


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made, use, market and sell OncorPharm Products. The parties hereby agree that the foregoing exclusive license to any Additional Oncor Technology is subject to the following:

                        (i) The parties agreeing, on a case-by-case basis in
            accordance with Section 6 hereof, mutually acceptable Commercial Terms for such license (provided, however, that failure to reach agreement upon Commercial Terms for any given Additional Oncor Technology shall not affect OncorPharm's license to any other Additional Oncor Technology);

                        (ii) Oncor's right to use the Additional Oncor
            Technology for internal, non-commercial research and development purposes within or outside the OncorPharm Field; and

                        (iii) Oncor's right to use the Additional Oncor
            Technology to develop, make, have made, use, market and sell Oncor Products.

                  (c) Subject to all of the terms and conditions of this Agreement, OncorPharm hereby grants to Oncor an exclusive, worldwide license to use any OncorPharm Technology within the Oncor Field to develop, make, have made, use, market and sell Oncor Products. The parties hereby agree that the foregoing exclusive license to OncorPharm Technology is subject to the following:

                        (i) The parties agreeing, on a case-by-case basis in
            accordance with Section 6 hereof, mutually acceptable Commercial Terms for such license (provided, however, that failure to reach agreement upon Commercial Terms for any given OncorPharm Technology


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            shall not affect Oncor's license to any other OncorPharm
            Technology);

                        (ii) OncorPharm's right to use the OncorPharm Technology
            for internal, non-commercial research and development purposes within or outside the Oncor Field; and

                        (iii) OncorPharm's right to use the OncorPharm
            Technology to develop, make, have made, use, market and sell OncorPharm Products.

                  (d) Oncor retains all rights in relation to the Oncor Technology and the Additional Oncor Technology and OncorPharm retains all rights in relation to the OncorPharm Technology, other than those rights granted under this Section 2.

            3. Rights to Sublicense.

                  Neither party shall have the right to grant sublicenses to third parties of any rights licensed to it pursuant to the terms of this Agreement, except with the prior written approval of the other party, which approval shall not be unreasonably withheld; provided that in each case the parties shall agree upon mutually acceptable Commercial Terms for such sublicense and the party granting the sublicense to the third party shall remain responsible and liable for the performance of all of such party's obligations hereunder.

            4. Royalties and Fees for Oncor Technology.

                  (a) On a semi-annual basis, OncorPharm shall pay Oncor, in respect of each OncorPharm Product, an amount equal to * of that OncorPharm Product


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* CONFIDENTIAL TREATMENT REQUESTED
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during the prior six month period, subject to the following adjustments:

                        (i) in the event that the OncorPharm Product is based in
            whole or in part on Oncor Technology which is licensed by Oncor and sublicensed to OncorPharm hereunder, OncorPharm shall pay to Oncor the greater of (A) * of the OncorPharm Product and (B) the amount of any royalties or fees which Oncor is obligated to pay to the licensor(s) of such Oncor Technology (the "Third Party Amount") plus * of the OncorPharm Product;

                        (ii) in the event that any of the OncorPharm Products
            are based in part on technologies licensed directly to OncorPharm by third parties, then the amount payable to Oncor after the adjustments set forth in (i) above shall be reduced by the amounts due to such third parties during the applicable six month period, but in no event will the payments to Oncor be less than either (A) the Third Party Amount plus * of the OncorPharm Product or (B) *of the OncorPharm Product.

                  (b) The semi-annual periods shall run from January 1 to June 30 and from July 1 to December 31 each year. The payment due to Oncor shall be made on or before the 60th day after the end of the applicable six month period. The final payment under this Agreement shall be due on or before the 60th day after the date of termination of this Agreement. On the date such payments are due, OncorPharm shall also deliver a written report to Oncor of the amount of Net Sales for each OncorPharm Product during the applicable period and the result from the Calculation.


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            5. Oncor Technology Transfer and Further Research and Development.

                  (a) As soon as reasonably practicable after the effective date of this Agreement, Oncor agrees that it shall disclose and make available to OncorPharm through their respective Coordinators (defined in Section 6(b) below), all Oncor Technology including all Tangible Manifestations thereof. Oncor and its Coordinator shall be responsible for ensuring that sufficient information and assistance is provided by Oncor and its employees and consultants to ensure that OncorPharm has a full and complete understanding and sufficient information in relation to the Oncor Technology.

                  (b) OncorPharm hereby agrees that it shall use its best efforts to research, develop and commercialize OncorPharm Products based on the Oncor Technology, using the highest standards of conduct and with the object of commercializing OncorPharm Products at the earliest possible time, taking into consideration factors such as the availability of suitable financing, regulatory compliance and technological restraints. If at any point during the term of this Agreement Oncor believes that OncorPharm is not using its best efforts in accordance with this Section 5(b) it may submit a notice to OncorPharm to such effect. OncorPharm shall then have 60 days in which to produce a detailed Development Plan for OncorPharm Products and to deliver the same to Oncor. The parties shall then negotiate in good faith and agree upon the terms of the Development Plan which OncorPharm will thereafter have to comply with in order to avoid being in breach of its obligation to use best efforts under this
Section 5(b). If the parties are unable to reach agreement as to a Development Plan or OncorPharm breaches the terms of such Development Plan, there shall be a deemed material breach of this Agreement by OncorPharm and Oncor


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may enforce its rights to terminate the license to the Technology in question or terminate the whole Agreement, in accordance with the provisions of Section 14 hereof.

            6. Additional Oncor Technology and OncorPharm Technology Transfer.

                  (a) For the duration of this Agreement, the parties hereby agree that Oncor shall promptly disclose Additional Oncor Technology to OncorPharm and OncorPharm shall promptly disclose OncorPharm Technology to Oncor, in accordance with the terms of this Section 6.

                  (b) Each party shall appoint a representative who shall have primary responsibility for, inter alia, coordinating the transfer of technology between the parties in accordance with the terms of this Agreement (each such representative referred to herein as a "Coordinator"). The parties may change their respective Coordinator from time to time, provided that they give written notice of such change to the other party's Coordinator. Oncor hereby appoints Robert Hohman, Ph.D. as its initial Coordinator and OncorPharm appoints Jay George, Ph.D. as its initial Coordinator.

                  (c) Once Additional Oncor Technology or OncorPharm Technology has been sufficiently developed such that it is in a form which can be safely and readily used by the other party, the nature of such Additional Oncor Technology shall be communicated internally within Oncor to Oncor's Coordinator and the nature of such OncorPharm Technology shall be communicated internally within OncorPharm to OncorPharm's Coordinator. The Coordinator shall then arrange for the preparation of a written summary of such Additional Oncor Technology or OncorPharm


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Technology as applicable, which shall be promptly delivered to the Coordinator of the other party in the form attached hereto as Exhibit A (the "Disclosure Statement"). The Additional Oncor Technology or OncorPharm Technology disclosed in the Disclosure Statement shall not be disclosed or made available to any third party until the procedures set forth in this Section 6 have been completed, except that Oncor may make prior disclosure or license such Additional Oncor Technology if it is required to do so pursuant to the terms of an agreement existing on the date hereof between Oncor and such third party.

                  (d) Upon receipt of a Disclosure Statement, the Coordinators of each party shall then enter into discussions, in consultation with the management of their respective company, to agree upon the Commercial Terms upon which such Additional Oncor Technology or OncorPharm Technology shall be licensed pursuant to the terms of this Agreement. Such discussions and Commercial Terms shall be based upon the guidelines set forth in Exhibit B attached hereto.

                  (e) If the Coordinators reach agreement over the Commercial Terms in relation to such Additional Oncor Technology or OncorPharm Technology, then each of the Coordinators shall execute the Disclosure Statement in duplicate (bearing the agreed commercial terms) to indicate acceptance of the terms set forth in the Disclosure Statement. The parties hereby confirm that their respective Coordinator has full authority to execute such Disclosure Statement on their behalf and that the other party may rely on Disclosure Statements executed by such Coordinator which shall be binding upon the party represented by such Coordinator. Each of the Coordinators shall retain one of the duplicate originals of each Disclosure Statement and shall maintain a record of each and every Disclosure Statement. Each Disclosure


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Statement shall form a part of and be incorporated into the terms of this
Agreement.

                  (f) In the event that the Coordinators cannot reach agreement as to the Commercial Terms upon which such Additional Oncor Technology or OncorPharm Technology shall be licensed, the determination of those Commercial Terms shall first be submitted to the Chief Executive Officers of both parties for resolution. In the event that the Chief Executive Officers fail to reach agreement, the determination of the Commercial Terms shall be submitted to an independent arbitrator in accordance with Section 16 hereof.

                  (g) Once a Disclosure Statement has been formally accepted by each Coordinator in accordance with this Section 6, the Coordinator of the party licensing the technology shall arrange for the preparation and delivery of Tangible Manifestations of the licensed technology to the extent necessary to provide the other party with sufficient information about such technology. The parties respective employees and consultants may correspond and consult with the employees and consultants of the other party with regard to the Additional Oncor Technology or OncorPharm Technology disclosed in the Disclosure Statement, provided that all such communications and consultations (i) are on a confidential basis, (ii) are kept to the minimum necessary to permit understanding of the Additional Oncor Technology or OncorPharm Technology, and
(iii) are made at reasonable times and do not unduly interfere with the activities of the employee or consultant receiving the communication or consult.

            7. Proprietary Rights.

                  (a) During the term of this Agreement, Oncor in relation to the Oncor Technology and Additional Oncor Technology,


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and OncorPharm in relation to the OncorPharm Technology, will retain the primary right and discretion to apply for, prosecute, maintain, enforce and defend all Proprietary Rights therein; provided that, the Coordinators shall keep each other reasonably informed and appraised of the status of Proprietary Rights in relation to the Oncor Technology, the Additional Oncor Technology and the OncorPharm Technology and shall give reasonable consideration to any suggestions or recommendations of the other Coordinator concerning the preparation, filing, prosecution, maintenance and defense thereof.

                  (b) If either party elects during the Term of this Agreement not to prepare and file patent applications in respect of any potentially patentable Invention owned by it, such party's Coordinator shall notify the other party's Coordinator in writing on a confidential basis of such election, and the other party will then have the right, but not the obligation, for a period of thirty (30) days from the date of receipt of the notice, to assume responsibility for preparation and filing of an appropriate patent application covering such Invention. During said thirty (30) day period neither party shall make any non-confidential disclosure or non-confidential use of the said Invention. In the event that the Invention in question is jointly owned with one or more third parties, the other party shall have the right, but not the obligation, of assuming the first party's responsibilities for preparation and filing of an appropriate patent application for such Invention, subject to any arrangements agreed with the third party joint owner(s) of the Invention.

                  (c) If either party elects during the Term of this Agreement to allow any Patent or patent application covering an Invention within the Oncor Technology, the Additional Oncor Technology or the OncorPharm Technology to lapse or become


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abandoned without first having filed a substitute, such party's Coordinator shall notify the other party's Coordinator of such election at least thirty (30) days prior to the date upon which such Patent or patent application shall lapse or become abandoned, and the other party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution, maintenance and defense thereof. In the event that the Patent of patent application in question is jointly owned with one or more third parties, the other party shall have the right, but not the obligation, of assuming the first party's responsibilities for the prosecution, maintenance and defense thereof, subject to any arrangements agreed with the third party joint owner(s) of the Patent or patent application. If a party elects to assume responsibility for any Patent or patent application pursuant to this Section 7(c), then such party may become the owner of all of the other party's rights in such Patent or patent application and may require the other party to assign all of its right, title and interest to such Patent or patent application to such party.

                  (d) Each party shall use reasonable efforts to cooperate with the other in connection with the preparation, filing, prosecution, maintenance and defense of the Proprietary Rights of the other relating to the Oncor Technology, the Additional Oncor Technology or the OncorPharm Technology. The party that is primarily responsible for preparation, filing, prosecution, maintenance and defense of a given Proprietary Right shall bear all expenses associated therewith and shall reimburse the reasonable out-of-pocket expenses incurred by the other party in cooperating therewith.


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            8. Enforcement.

                  (a) Each party will notify the other promptly in writing if it discovers any infringement by a third party of any of the Proprietary Rights to either the Oncor Technology, the Additional Oncor Technology or the OncorPharm Technology.

                  (b) Oncor shall have the sole right in relation to Oncor Technology and Additional Oncor Technology, and OncorPharm shall the sole right in relation to OncorPharm Technology, to enforce any Proprietary Right to such technology against any infringer or alleged infringer thereof, but shall at all times keep the other party's Coordinator informed as to the status thereof. Oncor in respect of Oncor Technology and Additional Oncor Technology, and OncorPharm in respect of OncorPharm Technology, may institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom. This right to sue for infringement shall not be used in an arbitrary or capricious manner. The party that has the right to institute suit against an infringer shall bear all expenses incurred in connection therewith. The other party shall reasonably cooperate with any such litigation at the expense of the party instituting the litigation.

                  (c) If a party elects not to enforce any Proprietary Right it holds in relation to either the Oncor Technology, the Additional Oncor Technology or the OncorPharm Technology, it shall so notify the other party in writing within sixty (60) days of receiving notice that an infringement exists, and the other party may, in its sole judgement and at its own expense, do so and control, settle, and defend such suit in a


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manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom. The party that holds such Proprietary Right shall reasonably cooperate with such litigation at the expense of the party instituting the litigation.

            9. Publications.

                  (a) Neither party shall make any publication, public announcement, press release or other disclosure which incorporates or makes reference to the other party's Technology, either directly or indirectly, except as may be legally required, without first obtaining the approval of the other party upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld. This restriction does not apply to the dissemination of information that has previously been approved and released in accordance with this Section 9(a). Each party shall use its best efforts to inform the other party of any proposed announcement or disclosure in sufficient time prior to public release, and shall use its best efforts to provide the other party with a written copy thereof, in order to allow the other party to comment upon such announcement or disclosure.

                  (b) Neither party may submit to a publisher any manuscript or abstract containing information relating to the other party's Technology for the purposes of publication, without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld. If the other party, consents to such submission, then simultaneously with submission to the publisher, copies of the manuscript or abstract shall also be sent to the other party.


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            10. Confidentiality.

                  (a) Oncor and OncorPharm each agree that all Technology, as well as other business, marketing and financial information of the other party which is not generally known to the public and which the other party treats as confidential (the "Proprietary Information") are the confidential property of the disclosing party. Except as expressly and unambiguously authorized hereunder, each party shall hold in confidence and not disclose or use any Proprietary Information received from the other party and shall similarly require its employees and contractors to sign written agreements with confidentiality and non-use provisions substantially similar to this Section 10. The receiving party shall not be obligated under this Section 10 with respect to information the receiving party can document:

                        (i) is or has become published or otherwise readily
            available to the public without restriction through no fault of the receiving party or its employees or agents; or

                        (ii) is received without restriction from a third party
            lawfully in possession of such information and lawfully empowered to disclose such information; or

                        (iii) was rightfully in the possession of the receiving
            party without restriction prior to its disclosure by the disclosing party; or

                        (iv) is independently developed by the receiving party
            by employees without access to the other party's similar Proprietary Information.


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                  (b) The four above exceptions to the confidentiality
provisions of this Agreement do not, and should not be interpreted to, confer any license or other rights to the receiving party in any of the information referred to in said four exceptions. Nothing herein shall permit the receiving party to disclose or use, except as explicitly permitted elsewhere in this Agreement, Proprietary Information of the disclosing party and then only on an "as-needed" basis for purposes of this Agreement. Each party shall notify the other party promptly upon discovery of any unauthorized use of disclosure of the other's Proprietary Information. The obligations of this Section 10 shall survive any termination or expiration of the Agreement for a period of five (5) years after the disclosure of any such Proprietary Information.

                  (c) Upon any termination of this Agreement, each party will promptly return or destroy any Proprietary Information of the other and any copies, extracts and derivatives thereof, except as otherwise set forth in this Agreement.

                  (d) Each party acknowledges that its breach of this Section 10 would cause irreparable injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to seek injunctions and other equitable remedies in the event of such a breach by the other.

                  (e) In the event that either of the parties receives a request or demand to disclose all or any part of the Proprietary Information or the existence of this Agreement under the terms of a subpoena or order issued by a court of competent jurisdiction or otherwise, the recipient party agrees to (i) immediately notify the other party of the existence, terms and circumstances surrounding such a request so that the other party may seek a protective order or other appropriate relief or remedy


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or waive compliance with this Section 10, (ii) consult with the other party on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required, disclose such information and, subject to reimbursement by the other party of reasonable expenses, exercise best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such disclosed information.

            11. Representations, warranties and covenants of Oncor.

                  Oncor hereby represents, warrants and covenants to OncorPharm as follows:

                  (a) Except to the extent that Oncor has licensed Oncor Technology and may license Additional Oncor Technology from third parties, Oncor is the legal and equitable owner of the Oncor Technology at the date hereof and shall be the legal and equitable owner of the Additional Oncor Technology licensed to OncorPharm pursuant to the terms of this Agreement.

                  (b) As of the date hereof, all licenses from third parties to Oncor in respect of parts of the Oncor Technology are in full force and effect and Oncor is in compliance in all material respects with all of its material obligations thereunder; Oncor has heretofore delivered to OncorPharm a true and complete copy of each of such licenses and there have been no amendments or modifications thereof, otherwise than has been disclosed to OncorPharm.

                  (c) Oncor has no knowledge without independent investigation as of the date of this Agreement (i) of any material information, not heretofore disclosed to OncorPharm, relating to the potential safety or efficacy of the Oncor Technology, or (ii) that the actual and proposed use of the Oncor


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Technology licensed or sublicensed to OncorPharm hereunder, will infringe upon any rights of any third party.

                  (d) During the Term of this Agreement Oncor shall promptly disclose to OncorPharm any material information, not disclosed to OncorPharm, relating to the potential safety or efficacy of the Oncor Technology or Additional Oncor Technology.

                  (e) Oncor has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly and validly authorized and upon execution and delivery by Oncor will constitute a valid and binding agreement of Oncor enforceable against it in accordance with its terms.

            12. Representations, warranties and covenants of
                OncorPharm.

                  OncorPharm hereby represents, warrants and covenants to Oncor, both at the date hereof and at all times during the Term of this Agreement, as follows:

                  (a) Except to the extent that OncorPharm may license OncorPharm Technology from third parties, OncorPharm is or shall be the legal and equitable owner of the OncorPharm Technology licensed to Oncor, in accordance with the terms of this Agreement.

                  (b) OncorPharm shall promptly disclose to Oncor any material information, not previously disclosed to Oncor, relating to the potential safety or efficacy of the Oncor Technology, the Additional Oncor Technology or the OncorPharm
Technology.


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                  (c) OncorPharm has the corporate power and authority to
execute and deliver this Agreement and perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly and validly authorized and upon execution and delivery by OncorPharm will constitute a valid and binding agreement of OncorPharm enforceable against it in accordance with its terms.

            13. Regulatory matters.

                  (a) Each party agrees that its conduct in performing its obligations under this Agreement shall conform in all material respects to all applicable laws and regulations of the United States of America and foreign governments (and political subdivisions thereof).

            14. Term and Termination.

                  (a) This Agreement shall be effective as of the date first written above and remain in effect for a period of five (5) years or until earlier terminated by mutual agreement of the parties hereto (the "Initial Term"). The Initial Term of this Agreement is automatically renewable for additional one (1) year periods unless either party hereto notifies the other party of its desire to terminate this Agreement at least sixty (60) days prior to the end of the Initial Term of this Agreement or any extension thereof (the Initial Term and any extensions thereof collectively, the "Term"). This Agreement shall automatically terminate if either party shall become bankrupt or insolvent, or if the business of either party shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether voluntary or involuntary.


                                   - 21 -
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                                                                  EXECUTION COPY

                  (b) Upon any breach or default of any of the representations, warranties or covenants set forth in this Agreement, the breaching or defaulting party shall be given notice of such breach or default in writing and a period of ninety (90) days after receipt of such notice to correct the breach or default. If (i) the default or breach (A) is material to this Agreement and (B) is not corrected within said ninety (90) day period and the breaching or defaulting party has not taken reasonable steps to cure the same, and (ii) the party not in breach or default has fully complied with all of its obligations under this Agreement, the party not in breach or default shall have the right to terminate the license to the Technology in question or terminate the whole Agreement.

            15. Effects of Termination.

                  (a) In the event of a termination of this Agreement for any reason whatsoever:

                        (i) OncorPharm shall have the right and license to
            continue to use the Oncor Technology and/or Additional Oncor Technology previously licensed to it hereunder, upon the same terms, until such time as OncorPharm ceases to market the OncorPharm Product which uses or incorporates such Technology; and

                        (ii) Oncor shall have the right and license to continue
            to use the OncorPharm Technology previously licensed to it hereunder, upon the same terms, until such time as Oncor ceases to market the Oncor Product which uses or incorporates such Technology.

                  (b) Sections 4, 10 and 16, shall survive termination.


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                                                                  EXECUTION COPY

            16. Arbitration.

            In the event of any dispute arising in relation to any aspect of this Agreement, and the Coordinators being unable to reach a settlement of such a dispute, then the determination of such dispute shall first be submitted to the Chief Executive Officers of both parties for resolution. In the event that the Chief Executive Officers fail to reach agreement, then such dispute shall be submitted to The American Arbitration Association in Washington, D.C. for final and binding resolution of such dispute. The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of The American Arbitration Association. The parties agree to abide by all decisions and any award rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having competent jurisdiction as a basis of judgment and of orders for enforcement thereof. All such controversies, claims or disputes in connection with this Agreement shall be settled in this manner in lieu of any action at law or equity. The parties shall keep confidential the existence and determination of any claim, controversy or dispute between them in connection with this Agreement, unless otherwise required by law.

            17. Miscellaneous.

                  (a) Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service, mailed by certified or registered mail, return receipt requested, postage prepaid, or sent via facsimile to a party at its address specified below, or such other address as is provided by the other party in accordance with this Section.


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

                                                                  EXECUTION COPY

            If to Oncor:

                  Oncor, Inc.
                  209 Perry Parkway
                  Gaithersburg, MD  20877

                  For the attention of:  Mr. Stephen Turner

                  Fax:  301-330-3940
                  Tel:  301-963-3500

            If to OncorPharm:

                  200 Perry Parkway
                  Gaithersburg, MD  20877

                  For the attention of:  Dr. William A. Ryan

                  Fax:  301-208-6997
                  Tel:  301-527-2056


                  (b) This Agreement is executed with the understanding that it, together with any agreed and accepted Disclosure Statements, embodies the entire agreement with respect to the subject matter hereof between the parties, that this Agreement supersedes all previous agreements and arrangements with respect to the subject matter hereof and that there are no prior representations, warranties or agreements relating thereto. This Agreement may be modified only by a duly executed writing executed on behalf of the parties hereto.

                  (c) A delay or failure to exercise any right shall not be deemed to be a waiver. Any waiver of any right or condition shall not apply to any other time or right.

                  (d) This Agreement does not create any agency relationship between either of the parties and neither party shall hold itself out as being an agent for the other.


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                                                                  EXECUTION COPY

                  (e) Neither party shall be liable for failures and delays in performance due to matters and circumstances beyond its reasonable control.

                  (f) The prevailing party in any legal action brought to enforce this Agreement shall be entitled to legal fees and costs. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  (g) This Agreement shall be governed and construed in accordance with the laws of the State of Maryland and the United States without regard to the conflicts of laws provisions thereof.

                  (h) This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original.

                  (i) This Agreement and the rights hereunder may not be assigned without the prior written consent of each party and shall be binding upon and inure to the benefit of and be enforceable by any permitted successors and assigns of the parties hereto.


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                                                                  EXECUTION COPY

            IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date set first set forth above.

                                    ONCOR, INC.,
                                    a Maryland corporation


                                    By: /s/ Stephen Turner
                                        ----------------------------
                                    Name: Mr. Stephen Turner
                                    Title: Chairman & CEO


                                    ONCORPHARM, INC.,
                                    a Delaware corporation


                                    By: /s/ William A. Ryan, Jr.
                                        ----------------------------
                                    Name: Dr. William A. Ryan, Jr.
                                    Title: President & CEO


                                   - 26 -
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                                                                  EXECUTION COPY

                                   Exhibit A

                         Form of Disclosure Statement

                                 CONFIDENTIAL

To:         [Coordinator of other party]

From:

            Pursuant to the terms of that certain Technology License Agreement (the "License Agreement") dated as of February 1, 1995, by and between Oncor, Inc. and OncorPharm, Inc., I hereby give you notice of the following:





[insert summary description of either Additional Oncor Technology or OncorPharm Technology, as appropriate]




Signed: ________________________________


------------------------------------------------------------------------------



ACCEPTED:

Terms for inclusion of the above within the License Agreement:






Signed:____________________              Signed:_______________________
  Name:____________________                Name:_______________________
 Title:____________________               Title:_______________________
  Date:____________________                Date:_______________________



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                                                                  EXECUTION COPY

                                   Exhibit B

                        Guidelines for Commercial Terms

            The Parties agree that in determining the Commercial Terms for a license from OncorPharm to Oncor in respect of Additional Oncor Technology, or from Oncor to OncorPharm in respect of OncorPharm Technology, the following factors shall be considered:

            For Additional Oncor Technology

            Royalty rates and/or other payment arrangements shall be determined by taking into consideration the following factors:

                                       *



            The parties shall also agree upon commitments from OncorPharm to diligently develop and commercialize the Additional Oncor Technology within the OncorPharm Field. Such commitments may include any or all of the following or other commitments or arrangements as the parties shall mutually agree:

* CONFIDENTIAL TREATMENT REQUESTED

                                                                  EXECUTION COPY
         *

            For OncorPharm Technology.

            Royalty rates and/or other payment arrangements shall be determined by taking into consideration the following factors:

         *

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* CONFIDENTIAL TREATMENT REQUESTED

                                                                  EXECUTION COPY

         *

            The parties shall also agree upon commitments from Oncor to diligently develop and commercialize the OncorPharm Technology within the Oncor Field. Such commitments may include any or all of the following or other commitments or arrangements as the parties shall mutually agree:

         *

                                   - 30 -

* CONFIDENTIAL TREATMENT REQUESTED